UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): January 7, 2022

Ranger Energy Services, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-38183	81-5449572
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10350 Richmond, Suite 550 Houston, Texas 77042 (713) 935-8900 (Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (713) 935-8900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	RNGR	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the ExchangexActx☐

Item 1.01    Entry into Material Definitive Agreements
On January 7, 2022, RNGR Energy Services, LLC, a Delaware limited liability company and controlled subsidiary of Ranger Energy Services, Inc., entered into an Amended and Restated Loan and Security Agreement (the “Amended Loan Agreement”) with Eclipse Business Capital and Eclipse Business Capital SPV, LLC. The Amended Loan Agreement amended and restated that certain loan and security agreement dated as of September 27, 2021 and extended the Maximum Revolving Facility Amount (as defined in the Amended Loan Agreement) to $65 million, among other things.
The foregoing description of the Amended Loan Agreement is qualified in its entirety by reference to a copy of the First Amendment to the Loan and Security Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K.
Item 9.01    Financial Statements and Exhibits
Exhibits.

Exhibit No.	Description
10.1	First Amendment to the Loan and Security Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ranger Energy Services, Inc.

/s/ J. Brandon Blossman	January 13, 2022
J. Brandon Blossman	Date
Chief Financial Officer
(Principal Financial Officer)